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                                                                    Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference of our firm under the caption "Experts" included in the Proxy Statement that is made part of the Post-Effective Amendment No. 1 on Form S-8 to the Registration Statement (Form S-4 333-37344) and to the following:

         Incorporation by reference therein of our reports dated January 27, 2000, with respect to the consolidated financial statements of The Geon Company incorporated by reference in The Geon Company Annual Report (Form 10-K) for the year ended December 31, 1999 and March 23, 2000 with respect to the related financial statement schedule, included therein, filed with the Securities and Exchange Commission.

         Incorporation by reference therein of our report dated June 23, 2000, with respect to the audited financial statements and supplemental schedules of The Geon Retirement Savings Plan (Form 11-K) for the year ended December 31, 1999, included therein, filed with the Securities and Exchange Commission.

         Use of our report dated July 24, 2000, with respect to the balance sheet of Consolidation Corp., included therein, filed with the Securities and Exchange Commission.



                                                     /s/ Ernst & Young LLP


Cleveland, Ohio
October 10, 2000